701-7 Koehler Avenue, Suite 7 - Ronkonkoma, NY 11779

(631) 981-9700 - www.lakeland.com

Lakeland Industries, Inc. Reports Fiscal 2014 Year End

and Fourth Quarter Financial Results

Reports Consolidated Operating loss of $0.4 million and Consolidated Sales of $91.4 million in FY14 and an operating profit of $4.1 million, excluding Brazil

Sales down 3.9% consolidated and up 7.6%, excluding Brazil, over FY13

RONKONKOMA, NY – April 28, 2014 — Lakeland Industries, Inc. (NASDAQ: LAKE), a leading global manufacturer of industrial protective clothing for industry, municipalities, healthcare and to first responders on the federal, state and local levels, today announced financial results for its fiscal year 2014 ended January 31, 2014. (The primary reason the Company excludes Brazil in many of the statements below is because our commercial lender has excluded Brazil from most covenant calculations and any other consideration and because Brazil has generated significant losses for FY13 and FY14).

Excluding operations in Brazil, the loss on sale of its plant in Qingdao, China and the inventory adjustments in the US, the Company is reporting the best year since FY09 for adjusted EBITDA.

Financial Results Highlights-Fiscal 2014 and Recent Company Developments:

•	The Company has earned operating income before corporate overhead in the US of $5.2 million in the fiscal year ending January 31, 2014, compared $1.1 million in last year.
•	Reflected in the operating income in the US and China are two inventory charges: $353,000 for overhead rate revisions and an approximate $1.3 million reserve for discontinued product lines.
•	Brazil operations in this year included inventory adjustments of $1.4 million. Further, Brazil incurred a loss of $213,000 on sales of raw material from inventory in order to raise cash in Brazil.
•	Sales of Lakeland worldwide decreased 3.9% and, excluding Brazil increased 7.6% year over year. Net sales (including Brazil) of $91.4 million in FY14 compared with $95.1 million in FY13. Net sales, however, excluding Brazil, increased 7.6% from $78.3 million last year to $84.2 million this year.
•	Net sales from continuing operations decreased $3.7 million, or 3.9%, to $91.4 million for the year ended January 31, 2014, compared to $95.1 million for the year ended January 31, 2013. The net decrease was mainly due to a $9.7 million decrease in foreign sales, partially offset by a $6.0 million increase in domestic sales. The net decrease of $9.7 million in foreign sales was mainly due to a $9.6 million decrease in sales in Brazil as a result of several large bid sales in the prior year and a generally poor sales level in Brazil. UK sales increased by $1.8 million, or 18%. US disposable sales increased by $4.2 million but, excluding direct ships, decreased by $1.0 million. Fyrepel sales increased by $1.7 million, or 56%, as a result of new product introductions. Canada sales decreased by $0.3 million, mainly as a result of the weakening Canadian economy and the further loss from DuPont product sales, although Canada sales strengthened in Q4 in spite of the weak currency. Reflective sales were increased by $1.4 million as a result of new product introduction. Kazakhstan and Russia sales increased by $0.9 million as we gain market acceptance in these new markets.

•	Argentina: we resolved our internal working capital shortages immediately following our financing in late Q2, however, governmental restrictions on imports in Argentina caused shortfalls in sales in Q3 and Q4. Coordination of customs import issues remains problematic. Management is pursuing all possible remedies.
•	Chile: in Q3 FY13 Chile had large sales to Peru and Ecuador. Bids for both are being processed and management expects some sales in Q1 and Q2 of FY15 for these customers.
•	In FY14, gross margin for Lakeland worldwide was 22.2%, compared to 28.7% last year. Excluding Brazil, gross margin increased from 28.2% last year to 29.7% this year. However, excluding Brazil and excluding the inventory charges in the US described above, gross margin increased to 31.8% as compared with 28.2% last year.
•	Operating expenses worldwide decreased by $3.1 million and decreased as a percent of sales to 27.6% from 29.7% last year. Operating expenses for Lakeland worldwide, excluding Brazil, decreased by $448,000. SGA as a percent of sales, excluding Brazil, decreased from 27.4% to 25.1%.
•	Adjusted EBITDA increased to $5.6 million this year from $2.2 million last year. Adjusted EBITDA for Lakeland worldwide, excluding Brazil, increased from $2.7 million last year to $7.9 million this year.
•	Most of the improvement in adjusted EBITDA was generated in the United States and China.
•	Net loss of $(0.1) million, $(0.02) per share this year vs. $26.3 million loss, $(4.97) per share last year.
•	The Company completed its refinancing with AloStar and LKL in June for $15 million and $3.5 million and with BDC in Canada for US $1.06 million, closed a new loan in China for US $0.8 million and was granted a line of credit in China for approximately US $1.2 million subsequent to year-end. We have also obtained two factoring lines of credit in Brazil.
•	Lakeland terminated the previous management in Brazil and hired a new CEO specializing in turnaround situations and a new CFO. We adopted a new strategy emphasizing industrial and smaller governmental agency orders, de-emphasizing large bid contracts. Accordingly, throughout the current fiscal year, there has been major cost cutting in Brazil to “right size” the operation to appropriate levels for the new lower volume strategy.
•	Net book value per share, counting shares underlying the warrant with a nominal exercise price, is $7.94.
•	Excluding operations in Brazil, the loss on sale of its plant in Qingdao, China and the inventory adjustments in the US, the Company is reporting the best year since FY09 for adjusted EBITDA.
•	Q4 gross profit was 28.1% compared with 23.9% last year. Excluding Brazil and the inventory reserves in the US and China, gross profit would have been 34.2% in Q4 this year.

•	Operating income was a loss of $388,000 in Q4 this year compared with an operating loss of $1,401,000 in Q4 last year and, excluding Brazil, increased from $35,000 loss last year to $280,000 profit this year.
•	Adjusted EBITDA for Q4 increased from a loss of $15,000 last year to a positive EBITDA of $1,403,000 this year and, excluding Brazil, increased from $522,000 last year to $1,628,000 this year.

Operating Earnings and Adjusted EBITDA - Lakeland Consolidated with and without Brazil ($000) *
	Quarter Ended January 31, 2014			Quarter Ended January 31, 2013
	Lakeland consolidated	Brazil **	Lakeland worldwide excluding Brazil	Lakeland consolidated	Brazil **	Lakeland worldwide excluding Brazil
Sales	$22,221	$1,814	$20,407	$23,399	$2,683	$20,716
Year over year growth (decline)	(5.0)%	(32.4)%	1.5%	—	—	—

Gross profit	6,248	170	6,078	5,598	477	5,121
Gross margin	28.1%	9.4%	29.8%	23.9%	17.8%	24.7%
Operating expenses	6,636	838	5,799	6,999	1,843	5,156
Operating expense as % of sales	29.9%	46.2%	28.4%	29.0%	68.7%	24.9%
Operating income (loss)	(388)	(668)	280	(1,401)	(1,366)	(35)
Less other expenses	(204)	(204)	—	(10,796)	(10,013)	(783)
Add other income	48	—	48	(167)	—	(167)
Add depreciation and amortization	381	75	306	422	65	357
EBITDA	(163)	(797)	634	(11,942)	(11,314)	(628)
Equity compensation	19	—	19	(17)	—	(17)
Brazil goodwill impairment charge	—	—	—	9,953	9,953	—
India additional reserve	—	—	—	800	—	800
Additional Brazil severance and executive recruiter fee	132	63	69	66	66	—
Financing Fees in other expense (adjustments)	—	—	—	79	—	79
Brazil additional Foreign Exchange losses	204	204	—	(99)	(99)	—
Brazil additional VAT tax charge	—	—	—	137	137	—
Brazil additional inventory reserve unusual charge	305	305	—	167	167	—
Change in accounting-inventory reserves at two-year excess	—	—	—	288	—	288
Inventory reserve in US and China-discontinued product lines raw material/finished goods	906	—	906	—	—	—
Brazil CEO termination settlement	—	—	—	553	553	—

ADJUSTED EBITDA	$1,403	$(225)	$1,628	$(15)	$(537)	$522

Numbers may not add due to rounding

*This table is a reconciliation of GAAP to non-GAAP Financial Measures.

**Brazil numbers, as presented in this table, include immaterial intercompany transactions.

Operating Earnings and Adjusted EBITDA - Lakeland Consolidated with and without Brazil ($000) *
	Year Ended January 31, 2014			Year Ended January 31, 2013
	Lakeland consolidated	Brazil **	Lakeland worldwide excluding Brazil	Lakeland consolidated	Brazil **	Lakeland worldwide excluding Brazil
Sales	$91,384	$7,212	$84,172	$95,118	$16,856	$78,262
Year over year growth (decline)	(3.9)%	(57.2)%	7.6%	—	—	—

Gross profit	24,833	(309)	25,141	27,327	5,250	22,077
Gross margin	27.17%	(4.3)%	29.9%	28.7%	31.1%	28.2%
Operating expenses	25,191	4,102	21,089	28,278	6,860	21,418
Operating expense as % of sales	27.57%	56.9%	25.1%	29.7%	40.7%	27.4%
Operating income (loss)	(359)	(4,411)	4,052	(951)	(1,610)	(659)
Less other expenses	(475)	(475)	—	(19,423)	(18,640)	(783)
Add other income	50	—	50	(82)	—	(82)
Add depreciation and amortization	1,607	329	1,278	1,551	289	1,262
EBITDA	823	(4,557)	5,380	(18,905)	(19,961)	1,056
Equity compensation	198	—	198	333	—	333
Brazil goodwill impairment charge	—	—	—	9,953	9,953	—
India additional reserve	—	—	—	800	—	800
Brazil Arbitration Judgment	—	—	—	7,874	7,874	—
Additional Brazil severance and executive recruiter fee	286	185	101	66	66	—
Financing Fees in other expense (adjustments)	75	—	75	79	—	79
Qingdao plant shutdown costs and costs of sale	480	—	480	—	—	—
Brazil additional Foreign Exchange losses	475	475	—	741	741	—
Brazil additional VAT tax charge	153	153	—	137	137	—
Brazil additional inventory reserve unusual charge	1,464	1,464	—	167	167	—
Change in accounting estimate-OH rates revised	354	—	354	—	—	—
Change in accounting-inventory reserves at two-year excess	—	—	—	288	—	288
Inventory reserve in US and China-discontinued product lines raw material/finished goods	1,281	—	1,281	—	—	—
Severance charges in USA	—	—	—	110	—	110
Brazil CEO termination settlement	—	—	—	553	553	—

ADJUSTED EBITDA	$5,589	$(2,280)	$7,870	$2,196	$(470)	$2,667

Numbers may not add due to rounding

*This table is a reconciliation of GAAP to non-GAAP Financial Measures.

**Brazil numbers, as presented in this table, include immaterial intercompany transactions.

Management’s Comments

Christopher J. Ryan stated, “As stated previously, management believes it will have Brazil turned around by the second quarter in FY15. Other than Brazil, all of our other business units are doing well and as projected. Once Brazil is at breakeven, the full earning potential of the rest of the Company will be apparent.

It is important to note that our current bank covenants and lines of credit are NOT dependent upon operations in Brazil. Thus, management is free to completely reorganize it, and we have and will continue to follow such a course of action.”

Financial Results Conference Call

Lakeland will host a conference call at 4:30 PM (EDT) today to discuss the Company’s year-end and fourth quarter fiscal 2014 financial results. The conference call will be hosted by Christopher J. Ryan, Lakeland’s President and CEO, and Gary Pokrassa, Lakeland’s Chief Financial Officer. Investors can listen to the call by dialing 877-870-4263-(Domestic) 412-317-0790 (International) or 855-669-9657-(Canada), Pass Code 10043655.

For a replay of this call, dial 877-344-7529 (Domestic) or 412-317-0088 (International), Pass Code 10043655.

About Lakeland Industries, Inc.:

Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market. The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,200 safety and mill supply distributors. These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories. In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies. For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries

631-981-9700

Christopher Ryan, CJRyan@lakeland.com

Gary Pokrassa, GAPokrassa@lakeland.com

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and consolidated income, excluding Brazil. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Lakeland Industries, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except share data)

For the Years Ended January 31, 2014 and 2013

	January 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$4,555	$6,737
Accounts receivable, net of allowance for doubtful accounts of $588,800 and $342,000 at January 31, 2014 and 2013, respectively	13,795	13,783
Inventories	39,845	39,271
Deferred income taxes	4,707	—
Assets of discontinued operations in India	—	813
Prepaid income tax	471	1,565
Other current assets	2,108	1,703
Total current assets	65,481	63,872
Property and equipment, net	12,069	14,089
Prepaid VAT and other taxes, noncurrent	2,380	2,462
Security deposits	1,415	1,546
Intangibles, prepaid bank fees and other assets, net	1,534	477
Goodwill	871	872
Total assets	$83,750	$83,318
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,181	$6,704
Accrued compensation and benefits	1,189	976
Other accrued expenses	1,554	2,409
Liabilities of discontinued operations in India	—	25
Current maturity of long-term debt	50	100
Current maturity of arbitration settlement	1,000	1,000
Short-term borrowing	2,559	7,129
Borrowings under revolving credit facility	12,415	9,559
Total current liabilities	26,948	27,902
Accrued arbitration award in Brazil (net of current maturities)	3,759	4,711
Long-term portion of Canada and Brazil loans	1,111	1,298
Subordinated debt, net of OID	1,525	—
Other liabilities - accrued legal fees in Brazil	71	87
VAT taxes payable long term	3,329	3,329
Total liabilities	36,743	37,327
Stockholders’ equity
Preferred stock, $.01 par; authorized 1,500,000 shares (none issued)	—	—
Common stock, $.01 par; authorized 10,000,000 shares, issued 5,713,180 and 5,688,600; outstanding 5,356,739 and 5,332,159 at January 31, 2014 and 2013, respectively	57	57
Treasury stock, at cost; 356,441 shares at January 31, 2014 and January 31, 2013	(3,352)	(3,352)
Additional paid-in capital	53,365	50,973
Accumulated deficit	(592)	(472)
Accumulated other comprehensive loss	(2,472)	(1,214)
Total stockholders' equity	47,006	45,991
Total liabilities and stockholders' equity	$83,750	$83,318

Numbers may not add due to rounding

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except share data)

For the Years Ended January 31, 2014 and 2013

	Years Ended
	January 31,
	2014	2013

Net sales from continuing operations	$91,384	$95,117
Cost of goods sold from continuing operations	66,551	67,790
Gross profit from continuing operations	24,833	27,327
Operating expenses from continuing operations
Selling and shipping	11,797	13,148
General and administrative	13,395	15,209
Total operating expense from continuing operations	25,192	28,357
Operating loss from continuing operations	(359)	(1,030)
Foreign exchange loss in Brazil	(476)	(741)
Arbitration judgment in Brazil	—	(7,874)
Goodwill and other intangibles impairment in Brazil	—	(9,954)
Other income (loss)	50	(82)
Additional VAT tax charge in Brazil	—	(137)
Interest expense	(2,186)	(913)
Loss from continuing operations before income taxes	(2,971)	(20,731)
Provision (benefit) for income taxes on continuing operations	(2,851)	5,036
Loss from continuing operations	(119)	(25,767)
Discontinued operations:
Loss from operations of discontinued India glove manufacturing facility (including loss on disposal of $800,000 in assets in 2013)	—	(800)
Benefit from income taxes	—	(278)
Loss on discontinued operations	—	(522)
Net loss	$(120)	$(26,289)
Basic loss per share:
Loss from continuing operations	$(0.02)	$(4.87)
Discontinued operations	—	(0.10)
Basic loss per share	$(0.02)	$(4.97)
Diluted loss per share:
Loss from continuing operations	$(0.02)	$(4.87)
Discontinued operations	—	(0.10)
Diluted loss per share	$(0.02)	$(4.97)
Weighted average common shares outstanding:
Basic	5,689,230	5,290,332
Diluted	5,689,230	5,290,332

Numbers may not add due to rounding